Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
US Global Nanospace, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statements of US Global Nanospace, Inc. on Form S-8 (File Nos. 333-97213 and 333-118500) of our report, dated July 6, 2005 appearing in this Annual Report on Form 10-KSB of US Global Nanospace, Inc. for the year ended March 31, 2005.


/s/ Grobstein, Horwath, & Company LLP

Sherman Oaks, California
July 22, 2005